CSFB-2003-AR9-G12-M1 - Price/Yield - 1A1015							CSFB 2003-AR9 CLASS I-A-2

Balance	CONTACT DESK	Delay	24		WAC(1)	5.35277219
Coupon*	4.0376	Dated	3/1/2003		NET(1)	4.935579
Settle	3/31/2003	First Payment	4/25/2003		WAM(1)	358

*PAYS GROUP NET WAC LESS [0.898%] THROUGH MONTH 31, THEN NET WAC LESS [0.02%] - APPROX. NET RESET MARGIN OF [1.91%] (CALC. AS OF CUT-OFF DATE COLL. INFO.) RUN TO BALLOON IN MONTH 33 / 5% CALL

Price	10 CPR, Call (Y)	20 CPR, Call (Y)	25 CPR, Call (Y)	30 CPR, Call (Y)	35 CPR, Call (Y)	40 CPR, Call (Y)	50 CPR, Call (Y)	60 CPR, Call (Y)	70 CPR, Call (Y)
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
101-10	3.361	3.241	3.170	3.092	3.005	2.907	2.671	2.361	1.921
101-11	3.347	3.224	3.152	3.073	2.984	2.884	2.644	2.328	1.879
101-12	3.333	3.208	3.135	3.054	2.963	2.862	2.617	2.295	1.838
101-13	3.319	3.192	3.117	3.035	2.943	2.839	2.590	2.263	1.797
101-14	3.305	3.176	3.100	3.016	2.922	2.817	2.563	2.230	1.756
101-15	3.291	3.159	3.082	2.997	2.901	2.794	2.536	2.197	1.715
101-16	3.277	3.143	3.065	2.978	2.881	2.772	2.509	2.164	1.673
101-17	3.263	3.127	3.047	2.959	2.860	2.749	2.482	2.131	1.632
101-18	3.249	3.111	3.030	2.940	2.839	2.727	2.455	2.099	1.591
101-19	3.235	3.095	3.012	2.921	2.819	2.705	2.428	2.066	1.550
101-20	3.222	3.079	2.995	2.902	2.798	2.682	2.401	2.033	1.509
101-21	3.208	3.062	2.977	2.883	2.778	2.660	2.374	2.000	1.468
101-22	3.194	3.046	2.960	2.864	2.757	2.637	2.348	1.968	1.427
101-23	3.180	3.030	2.942	2.845	2.737	2.615	2.321	1.935	1.386
101-24	3.166	3.014	2.925	2.826	2.716	2.593	2.294	1.902	1.346
101-25	3.152	2.998	2.907	2.807	2.695	2.570	2.267	1.870	1.305
101-26	3.138	2.982	2.890	2.788	2.675	2.548	2.240	1.837	1.264
WAL	2.35	2.01	1.85	1.70	1.56	1.43	1.18	0.96	0.76
Mod Durn	2.20	1.90	1.75	1.62	1.49	1.37	1.14	0.94	0.75
Principal Window	Apr03 - Dec05	Apr03 - Dec05	Apr03 - Dec05	Apr03 - Dec05	Apr03 - Dec05	Apr03 - Dec05	Apr03 - Dec05	Apr03 - Dec05	Apr03 - Sep05
Accrued Interest	46,714.53	46,714.53	46,714.53	46,714.53	46,714.53	46,714.53	46,714.53	46,714.53	46,714.53

LIBOR_6MO	1.339	1.339	1.339	1.339	1.339	1.339	1.339	1.339	1.339
LIBOR_1YR	1.38	1.38	1.38	1.38	1.38	1.38	1.38	1.38	1.38
CMT_1YR	1.295	1.295	1.295	1.295	1.295	1.295	1.295	1.295	1.295

The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

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